MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT (this "Agreement") dated February 7, 2012, is by and between Adino Energy Corporation, a Montana corporation (“AEC” or "Seller”) and Pomisu XXI S.L., company organized under the laws of Spain ("Purchaser").

RECITALS:

A.           AEC is the record and beneficial owner of all of the issued and outstanding equity securities, including any outstanding warrants, options or other instruments of agreements entitling any party to acquire equity securities ("IFL Equity") of Intercontinental Fuels LLC, a Texas limited liability company ("IFL" or the “Company”).

B.           Seller desires to assign and to transfer to Purchaser all shares of the IFL Equity owned by such Seller and Purchaser desires to accept such IFL Equity.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Agreement, Seller and Purchaser agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1.       Certain Defined Terms. As used in this Agreement, the following terms will have the following meanings (such meanings to be equally applicable to both the singular and plural forms of such terms):

"Agreement" has the meaning assigned to such term in the recital of parties to this Agreement.

"IFL Equity" has the meaning assigned to such term in the recitals.

"Closing" has the meaning assigned to such term in Section 2.3.

"Closing Date" has the meaning assigned to such term in Section 2.3.

"Company" has the meaning assigned to such term in the recital of parties to this Agreement.

“GJ Capital Judgment” means that certain judgment entered on December 5, 2011 in cause number 2010 - 16875 in the 129th District Court, of Harris County Texas, inter alia against IFL and AEC in favor of GJ Capital Ltd.

“GJ Garnishment” means that certain garnishment effected by GJ Capital Ltd. against the assets of IFL deposited with Regions Bank, which was stamped as delivered January 25, 2012 and against the assets of AEC deposited with JP Morgan Chase and Regions Bank.

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“GJ Garnishment Adjustment” means the amount, if any, of cash held by Regions Bank for the benefit of IFL of by JP Morgan Chase for the benefit of AEC to the extent such funds are either (i) released to IFL for use by IFL after the Closing or (ii) are retained by GJ in partial satisfaction of the GJ Judgment.

“IFL Liabilities” means the actual liabilities of IFL accrued and determined as of the Closing Date, including the full amount of the GJ Capital Judgment, and any liabilities incurred as of the Closing Date, whether known or unknown as of the Closing Date but discovered prior to May 7, 2012. AEC and IFL have provided an unaudited balance sheet of IFL as of the Closing Date, which is attached as Exhibit “A” to this Agreement. AEC and IFL have represented to Purchaser that the amount of IFL Liabilities, as of February 1, 2012 is presented as $655,175.03 and presented in detail on Exhibit “B”. Purchaser acknowledges that the IFL has additional liabilities that accrued after February 1, 2012 and such liabilities as of February 6, 2012 are presented on Exhibit “B” and shall remain the obligation of IFL.

"Losses" means any losses, claims, damages, liabilities, costs, expenses, interest, awards, judgments, and penalties (including, without limitation, fees and disbursements of counsel).

"Purchaser" has the meaning assigned to such term in the recital of parties to this Agreement.

"Purchase Price" is Nine Hundred Thousand Dollars ($900,000), as further adjusted and as further described in Section 2.2.

"Sale" means any sale, assignment, transfer, distribution or other disposition of shares of IFL Equity or of a participation or other right therein, whether voluntarily or by operation of law.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

ARTICLE 2

PURCHASE AND SALE

Section 2.1.       Agreement to Sell and to Purchase IFL Equity.   In reliance upon the representations and warranties made herein and subject to the satisfaction or waiver of the conditions set forth herein, the Seller shall sell and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, the IFL Equity, all of which have been, and are hereby, represented by Seller to be owned by Seller free and clear of all liens, mortgages and encumbrances and to represent all of the equity interests and rights to acquire equity interests in the Company.

Section 2.2.       Purchase Price and Payment. The Purchase Price shall be nine hundred thousand dollars ($900,000). Purchaser shall pay to Seller the Purchase Price in two installments, the first of which shall be two hundred forty four thousand eight hundred twenty four and 97/100ths dollars ($244,824.97) (“Initial Installment”) which shall be paid by wire transfer to Seller, upon execution and delivery by the parties of this Agreement. The balance of the Purchase Price shall be paid by Purchaser to Seller on a date selected by Purchaser but no later than May 7, 2012. The balance of the purchase price shall be computed as follows:

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Balance of Purchase Price =        Purchase Price minus Initial Installment minus IFL Liabilities plus any GJ Garnishment Adjustment

For the avoidance of doubt, the Purchase Price shall not exceed $900,000 less actual liabilities of IFL as of the Closing Date (including liabilities accrued but not disclosed as of the Closing Date but discovered before May 7, 2012), which computation will take into account the amount of cash held in Regions Bank or JP Morgan Chase subject to the GJ Garnishment and whether such cash is released to IFL or used to reduce part of the liability of IFL with respect to the GJ Judgment. Accordingly, if the IFL Liabilities are determined to be $655,000 and if none of the Regions Bank cash becomes available to IFL or is used to offset any of the GJ Judgment, the amount of the Balance of the Purchase Price shall be $-0- (i.e. $ 900,000 minus $245,000 minus $655,000 plus zero). If the IFL Liabilities are determined to be $655,000 and if $200,000 of cash held by Regions Bank or JP Morgan Chase is either released to IFL or used by IFL to satisfy $200,000 of the GJ Judgment, the Balance of the Purchase Price shall be $200,000 (i.e. $900,000 minus $245,000 minus $655,000 plus $200,000).

Section 2.3.       Closing.   The closing (the "Closing") shall take place at the offices of IFL in Houston, Texas (or at such other place or such other time as shall be agreed upon by Sellers and Purchaser) on a date and at a time mutually agreed to by the parties hereto. The parties hereto agree that the execution of this Agreement and the closing date shall occur simultaneously and be effective as of the date of execution of this Agreement ("Closing Date").

ARTICLE 3

CONDITIONS

Section 3.1.       Conditions Precedent to the Obligations of Purchaser.   The obligation of Purchaser to purchase the equity from Sellers shall be subject to the satisfaction or waiver by Purchaser of the following conditions on or before the Closing Date:

(a)        Representations and Warranties.   The representations and warranties of the Seller contained herein shall be true and correct in all material respects on and as of the Closing Date.

(b)        Compliance with this Agreement.  Seller shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein which are required to be performed or complied with by it on or before the Closing Date.

Section 3.2.       Conditions Precedent to the Obligations of Sellers. Each Seller's obligation to sell the IFL Equity to Purchaser shall be subject to the satisfaction or waiver by such Seller of the following conditions on or before the Closing Date:

(a)        Representations and Warranties.  Purchaser's representations and warranties contained herein shall be true and correct in all material respects on and as of the Closing Date.

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(b)        Compliance with this Agreement.  Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein which are required to be performed or complied with by it on or before the Closing Date.

(c)        Compliance with Securities Act.  Seller shall be reasonably satisfied that the sale of the equity hereunder is exempt from the registration requirements of the Securities Act.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLER

Representations and Warranties of Sellers.  Seller represents and warrants to Purchaser as follows:

Section 4.1.       Title.  Such Seller is the owner, beneficially and of record, of the outstanding equity securities and rights to acquire equity securities in the Company, which are being sold by such Seller and has not granted any option involving the purchase of the IFL Equity and does not know of any option granted by the Company to purchase such IFL Equity.

Section 4.2.       Valid Issuance of Securities.  The equity interests being sold by such Seller are duly and validly authorized and issued, fully paid and nonassessable and are owned by such Seller free and clear of any liens, restrictions, or encumbrances, including any pledges or security interests.

Section 4.3.       Brokers.  (a) Neither such Seller nor any other person on behalf of such Seller has employed any broker, finder, commission agent or other person in connection with the sale of the equity being sold by such Seller, and (b) neither such Seller nor any other person on behalf of such Seller is under any obligation to pay any broker's fee or commission in connection with such transaction.

Section 4.4.       Authority to Sell.  Such Seller has full authority to sell and transfer the equity being sold by such Seller to Purchaser without need for further consents or permits from any third party as of the Closing Date. The sale and transfer of the equity being sold by such Seller in no way violates any agreement or contract that such Seller has entered into with any party other than Purchaser.

Section 4.5.       No Fraud or Misrepresentation.  Such Seller, in connection with this sale of the equity being sold by such Seller (i) has not employed any device, scheme, or artifice to defraud Purchaser, (ii) has not made any untrue statement of a material fact or omitted any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or (iii) has not engaged in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person.

Section 4.6.       Fully Informed Decision to Sell.  Such Seller represents and warrants that such Seller is familiar with the business and financial aspects of the Company, has had full access to all Company financial and business records, and is entering into this Agreement freely and fully informed on the past performance of the Company and the potential performance of the Company in the future.

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Section 4.7        IFL Financial Condition and Liabilities.     All information regarding the IFL Liabilities are true and correct and complete, including the balance sheet provided by IFL to Purchaser, the description of the GJ Judgment, etc. Seller has disclosed to Purchaser all contingent liabilities contractual claims and on-going obligations of IFL and has included such matters on Exhibit “B”.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Representations and Warranties of Purchaser.  Purchaser represents and warrants to Seller as follows:

Section 5.1.       No Registration.  Purchaser understands that the equity is being offered and sold without registration under the Securities Act in reliance upon an exemption pursuant to Section 4 of the Securities Act. Purchaser further understands that such exemption depends in part upon, and the equity is being sold in reliance on, the representations and warranties set forth in Section 4 and this Section 5.

Section 5.2.       Purchase for Investment.  Purchaser (i) either independently and/or in conjunction with his advisors and representatives, has such knowledge, sophistication and experience in the Company's business and financial matters that he is capable of evaluating the merits and risks of an investment in the equity, (ii) is aware of the economic risks of an investment in the equity and can bear the economic risk of an investment in the equity, (iii) is acquiring the equity for investment for Purchaser's own accounts, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof (except in conjunction with a sale of the entire Company), subject to the disposition of his property remaining at all times within his control, (iv) has no present intention of selling, granting any participation in, or otherwise distributing such equity (except in conjunction with a sale of the entire Company), and (v) does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the equity, (except in conjunction with a sale of the entire Company).

ARTICLE 6

MISCELLANEOUS

Section 6.1.       Expenses.  Purchaser, on the one hand, and Seller, on the other hand, shall each pay their respective costs and expenses incurred or to be incurred by it in negotiation and preparation of this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

Section 6.2.       Indemnification.

(a)          Seller shall and hereby do indemnify and hold harmless Purchaser for any Losses arising out of or based upon: (i) the breach of any representation or warranty made by such Seller contained in this Agreement, or (ii) the breach of any covenant or agreement by such Seller contained in this Agreement.

(b)          Purchaser shall and hereby does indemnify and hold harmless Seller for any Losses arising out of or based upon: (i) the breach of any representation or warranty made by Purchaser contained in this Agreement, or (ii) the breach of any covenant or agreement by Purchaser contained in this Agreement.

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(c)          Furthermore, Purchaser and Fuel Streamers Inc., a Louisiana corporation (“FSI”) shall and hereby does indemnify and hold harmless Seller from any Losses arising from the GJ Judgment; provided that the absolute amount of this indemnity from Purchaser to Seller shall not exceed $437,000 and provided further that IFL shall have the exclusive authority to pay, settle, compromise, negotiate, appeal or respond to the GJ Judgment.

Section 6.3.       Parties in Interest.  All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall be binding upon, and inure to the benefit of, the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting Purchaser shall inure to the benefit of any and all subsequent Purchasers from time to time of any or all of the equity

Section 6.4.       Severability.   If any term or provision contained in this Agreement is or is hereafter found to be inconsistent with, contrary to or invalid or unenforceable under any law or official rule, regulation or order, this Agreement shall be deemed to be modified accordingly and the remaining terms and provisions of this Agreement shall not be affected thereby and shall continue in full force and effect.

Section 6.5.       Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be by hand-delivery, certified or registered mail, return receipt requested, facsimile, or air courier to the parties set forth below. Such notices shall be deemed given (i) at the time personally delivered, if delivered by hand or by courier; (ii) at the time received if sent certified or registered mail; (iii) the next Business Day after receipt is acknowledged by facsimile equipment, if sent by facsimile, and, (iv) if notice sent by email, when a reply is sent by the recipient.

If to the Seller, to:

Adino Energy Corporation

2500 City West Boulevard

Suite 300

Houston, Texas

If to the Purchaser to:

Pomisu XXI S.L.
c/o     José Luis Gaudier
CUATRECASAS, GONÇALVES PEREIRA
Paseo de Gracia 111
08008 Barcelona, Spain

Any party hereto may designate a different address by notice to the other parties sent as provided under this Agreement.

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Section 6.6.       Governing Law. It is mutually understood and agreed that this Agreement shall be construed and the relations between the Parties determined in accordance with the substantive law of the State of Texas, except for any conflict of law provisions in the laws of the State of Texas that might otherwise require the application of the laws of the jurisdiction other than the laws of the State of Texas.

Section 6.7.       Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic delivery shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 6.8.       Amendments.  This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of Seller and Purchaser.

Section 6.9.       No Waiver; Remedies.  No failure on the part of Seller or Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

[The remainder of this page was left blank intentionally]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written, to be effective as of February 1, 2012.

SELLER:

Adino Energy Corporation

By:_ __Sonny Wooley (signed electronically)__________________________

Name: ___G.C. “Sonny” Wooley_______________________

Title: ____Chairman of the Board_______________________

PURCHASER:

Pomisu XXI S.L.

Huu-Nghia VUONG
Authorized Signatory

FSI

Executed solely with respect to Section 6.2 (c).

Fuel Steamers Inc.

By:
Name:
Title:

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Exhibit “A”
Balance Sheet of IFL

Intercontinental Fuels, LLC

Balance Sheet

As of January 31, 2012

Total
ASSETS
Current Assets
Bank Accounts
B of A Checking	0.00
BOT	0.00
Capital One	0.00
Petty Cash	0.00
Prosperity Bank	0.00
Prosperity-Money Market	0.00
Regions Operating Acct	-24,845.60
Regions Savings	79,241.46
Total Bank Accounts	$54,395.86
Accounts Receivable
Accounts Receivable	0.00
Total Accounts Receivable	$0.00
Other Current Assets
Advances	0.00
Due from Adino	0.00
Due From Adino Exploration, LLC	0.00
Due from IFL, Inc.	0.00
Escrow - Smith	0.00
Inventory - Additives	0.00
Prepaid assets	0.00
Undeposited Funds	0.00
Total Other Current Assets	$0.00
Total Current Assets	$54,395.86
Fixed Assets
Land	0.00
Leasehold Improvements	23,788.80
Depreciation	-8,716.52
Total Leasehold Improvements	15,072.28
Office Equipment	3,334.00
Depreciation	-3,334.00
Total Office Equipment	0.00
Terminal - Capital Lease	0.00
Depreciation	0.00
Total Terminal - Capital Lease	0.00
Terminal Equipment	0.00
Depreciation	0.00
Total Terminal Equipment	0.00
Vehicles	0.00
Depreciation	0.00
Total Vehicles	0.00
Total Fixed Assets	$15,072.28
Other Assets
Intangible Assets	0.00
Accum Amortization Intangibles	0.00
Total Intangible Assets	0.00
Total Other Assets	$0.00
TOTAL ASSETS	$69,468.14
LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	106,520.43
Total Accounts Payable	$106,520.43
Credit Cards
Mariott Visa IFL	0.00
Total Credit Cards	$0.00
Other Current Liabilities
Accrued Interest Payable	0.00
Accrued Liabilities	228,709.93
Deferred Gain on Sale/Leaseback	171,293.20
Due to Adino	0.00
Due to Byrd	0.00
Due to Capnet Risk	0.00
Due to Gulf Coast Fuels	435,580.07
Due to Wooley	1,500.00
Interest Payable - Adino	0.00
Lease Obligation	0.00
Note Payable	0.00
Note Payable - Adino	0.00
Note Payable - Auto	0.00
Note payable - Bossart	0.00
Note payable - NARC	0.00
Note Payable Greenway	0.00
Trust Accounts - Liabilities	0.00
Total Other Current Liabilities	$837,083.20
Total Current Liabilities	$943,603.63
Total Liabilities	$943,603.63
Equity
Additional Paid-In-Capital	1,870,100.00
Distributions	-663,475.80
Retained Earnings	-2,141,159.59
Net Income	60,399.90
Total Equity	$-874,135.49
TOTAL LIABILITIES AND EQUITY	$69,468.14

Monday, Feb 06, 2012 02:25:57 PM GMT-6 - Accrual Basis

Exhibit “B”

Liabilities of IFL

Intercontinental Fuels, LLC

Payables as of

1/31/2012

Vendor	Amount

Home Depot Credit Card	$21,629.24
Liquifiles	$6,800.00
Summit Terminaling	$10,065.00
TLC Engineering	$9,983.50
Whitley LLP	$58,042.69
G J Capital	$437,154.60
Due to Wooley	$1,500.00
Prepaid Rent Deposit	$110,000.00
Total	$655,175.03